Exhibit 99.906 CERT

certification

James Colantino, Principal Executive Officer/President, and Laura Szalyga, Principal Financial Officer/Treasurer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 13(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President Two Roads Shared Trust	Principal Financial Officer/Treasurer Two Roads Shared Trust

/s/ James Colantino	/s/ Laura Szalyga
James Colantino	Laura Szalyga

Date:	10/2/2024	Date:	10/2/2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Two Roads Shared Trust and will be retained by Two Roads Shared Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.